FOR IMMEDIATE RELEASE

May 10, 2012

Greektown Superholdings, Inc. Announces Voting Results of Annual Meeting of Stockholders

DETROIT, May 10, 2012 – Greektown Superholdings, Inc. (the “Company”) today announced the voting results tabulated by Carl T. Hagberg and Associates, the independent inspector of elections at the 2012 Annual Meeting of Stockholders. The Company’s stockholders have elected James A. Barrett, John Bitove, George Boyer, Darrell Burks, Michael E. Duggan, Freman Hendrix, Soohyung Kim, Yvette E. Landau and Charles Moore to the Company’s board of directors at the Annual Meeting of Stockholders. All nine individuals are director-nominees recommended to stockholders by the Company’s board. The directorships of non-incumbent candidates, Messrs. Barrett, Kim and Moore, are subject to approval by the Michigan Gaming Control Board.

As certified by the inspector of elections, the results are as follows:

Election of Directors:

Company’s Slate
	FOR	WITHHELD
James A. Barrett	17,911,678	0
John Bitove	14,072,492	3,839,186
George Boyer	14,554,992	3,356,686
Darrell Burks	14,554,992	3,356,686
Michael E. Duggan	17,911,678	0
Freman Hendrix	16,960,976	950,702
Soohyung Kim	17,911,678	0
Yvette E. Landau	17,911,678	0
Charles Moore	17,911,678	0

Brigade’s Slate
	FOR	WITHHELD
Neal Goldman	3,839,186	0

About Greektown Superholdings, Inc.

Greektown Superholdings, Inc. operates, through its subsidiaries, the Greektown Casino-Hotel. Located in the heart of Detroit’s Greektown Dining and Entertainment District, Greektown Casino-Hotel opened on November 10, 2000. Greektown Casino-Hotel offers such amenities as the International Buffet, Eclipz Lounge, Asters, The Fringe, Shotz Sports Bar & Grill, Bistro 555 and a VIP lounge for players. Greektown Casino-Hotel opened its 400-room hotel tower in February 2009 and recently became the first Michigan casino to debut a smartphone application. For more information, visit greektowncasinohotel.com.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about capitalization and performance of Greektown. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “anticipate,” “expect,” “will,” “continue,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission are subject to known and unknown risks, uncertainties and contingencies, including competitive factors (such as the opening of new casinos in Ohio), and there can be no assurance that our results for the first quarter are indicative of our future results. Many of these risks, uncertainties and contingencies are beyond Greektown’s control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Any forward-looking statements in this release speak only as of the date of this release, and Greektown undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Media Contact:

Greektown Superholdings, Inc.

Lloryn Love

313-223-2999, ext. 5455

llove@greektowncasino.com

Investor Contact:

Greektown Superholdings, Inc.

Glen Tomaszewski

Senior Vice President and Chief Financial Officer

313-223-2999, ext. 5458

gtomaszewski@greektowncasino.com